EXHIBIT 23.4

CONSENT OF INDEPENDENT APPRAISERS

We hereby consent to the use of our name in the "Experts" section in the Registration Statement on Form S-3 (File No. 333-75402) filed by 8x8, Inc., describing the value as: In-process research and development - $10,100,000.00; Workforce - $200,000.00; and Goodwill - $3,481,000.00.

American Appraisal Associates
By:/s/ Ronald M. Goergen, President and CEO
Milwaukee, Wisconsin January 30, 2002